UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

THERMON GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35159	27-2228185
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7171 Southwest Parkway Building 300, Suite 200
Austin, TX	78735
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (512) 690-0600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	THR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2025, Thermon Group Holdings, Inc. (the “Company”), as a credit party and a guarantor, Thermon Holding Corp. (the “US Borrower”), Thermon Canada Inc. (the “Canadian Borrower”) and Thermon Europe B.V. (the “Dutch Borrower” and together with the US Borrower and the Canadian Borrower, the “Borrowers”), as borrowers, entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with several banks and other financial institutions or entities (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Agent”).

The Credit Agreement is an amendment and restatement of that certain Amended and Restated Credit Agreement, dated September 29, 2021, by and among the Company, the US Borrower, the Canadian Borrower, the lenders time to time party thereto and JPMorgan Chase Bank, N.A. as administrative agent (the “Prior Credit Agreement”), and provides for the credit facilities described below (collectively, the “Facilities”).

Facilities.

•	Revolving Credit Facility: A US $115.0 million five-year a secured revolving credit facility made available in U.S. Dollars to the US Borrower, in Canadian Dollars to the Canadian Borrower, and in Euros to the Dutch Borrower, provided that drawings in Euros shall not exceed €20,000,000 in the aggregate. The Revolving Credit Facility includes sublimits for letters of credit and swingline loans (the “Revolving Credit Facility”).

•	Term Loan Facility: A US $125.0 million five-year secured term loan A (the “Term Loan”) made available in U.S. Dollars to the US Borrower (the “Term Loan Facility”).

Proceeds of the Facilities were used at closing to repay and refinance the existing indebtedness under the Prior Credit Agreement and pay all interest, fees and expenses related thereto, and thereafter shall be used for working capital and general corporate purposes.

Accordion. The Credit Agreement allows for incremental term loans and incremental revolving commitments in an amount not to exceed the greater of US $125.0 million and amount equal to 100% of consolidated EBITDA of the Company and its subsidiaries for the most recently ended four consecutive fiscal quarter period.

Maturity and Repayment. Each of the Facilities terminates on July 24, 2030. Commencing December 31, 2025, the Term Loan will amortize as set forth in the table below, with payments due on the last day of each March, June, September and December, with the balance of the Term Loan Facility due at maturity:

Installment Dates	Principal Amount
December 31, 2025, through September 30, 2026	1.250%
December 31, 2026, through June 30, 2030	1.875%

Guarantees. The Term Loan, the obligations of each of the Borrowers (including the Dutch Borrower) under the Revolving Credit Facility and the obligations of the Company and its subsidiaries under “Specified Swap Agreements,” “Specified Cash Management Agreements,” “Specified Bank Guarantees” and “Specified Bond Obligations” (as such terms are defined in the Credit Agreement) owed to any Lender or any affiliate thereof are guaranteed by the Company, the US Borrower, all of the US Borrower’s current and future wholly owned domestic material subsidiaries (the “US Subsidiary Guarantors”), the Canadian Borrower and all of the Canadian Borrower’s wholly owned Canadian material subsidiaries, if any (the “Canadian Subsidiary Guarantors”). In addition, the obligations of the Dutch Borrower under the Revolving Credit Facility will also be guaranteed by each wholly owned material Dutch subsidiaries of the Dutch Borrower, if any (the “Dutch Subsidiary Guarantors”).

Security. The Term Loan, the obligations of each of the Borrowers (including the Dutch Borrower) under the Revolving Credit Facility and the obligations of the Company and its subsidiaries under “Specified Swap Agreements,” “Specified Cash Management Agreements,” “Specified Bank Guarantees” and “Specified Bond Obligations” (as such terms are defined in the Credit Agreement) owed to any Lender or any affiliate thereof are secured by a first lien on substantially all of the assets of the Company, the US Borrower, the US Subsidiary Guarantors, the Canadian Borrower and the Canadian Subsidiary Guarantors, subject to certain exceptions, including 100% of the capital stock of the Canadian Borrower, the Dutch Borrower, the US Subsidiary Guarantors and the Canadian Subsidiary Guarantors, and 65% of the capital stock of the first tier material foreign subsidiaries (other than the Canadian Borrower and the Dutch Borrower) of the Company, the US Borrower and the US Subsidiary Guarantors. In addition, the obligations of the Dutch Borrower under the Revolving Credit Facility will also be secured by a first lien on certain assets, including account rights, movable assets and receivables, of the Dutch Borrower and each Dutch Subsidiary Guarantor.

Interest Rates and Fees. The US Borrower will have the option to pay interest on the Term Loan and borrowings made to the US Borrower under the Revolving Credit Facility at a base rate, plus an applicable margin, or at a rate based on SOFR plus an applicable margin. The Canadian Borrower will have the option to pay interest on borrowings made to the Canadian Borrower under the Revolving Credit Facility at a prime rate plus an applicable margin, or at a rate based on CORRA plus an applicable margin. The Dutch Borrower shall pay interest on borrowings made to the Dutch Borrower under the Revolving Credit Facility at rate based on EURIBOR plus an applicable margin.

Under the applicable Facilities, the applicable margin for base rate loans and Canadian prime rate loans is 50.0 basis points and the applicable margin for SOFR loans, CORRA loans and EURIBOR loans is 150.0 basis points; provided that, following the completion of one full fiscal quarter after the restatement effective date, the applicable margins will be determined based on a leverage-based performance grid.

In addition to paying interest on outstanding principal under the Revolving Credit Facility, the US Borrower is required to pay a commitment fee in respect of unutilized revolving commitments of 0.25% per annum, provided that, following the completion of one full fiscal quarter after the restatement effective date, the commitment fee will be determined based on a leverage-based performance grid.

Voluntary Prepayment. The Borrowers will be able to voluntarily prepay the principal of the loans outstanding under each of the Facilities without penalty or premium (subject to breakage fees) at any time in whole or in part.

Mandatory Prepayment. The US Borrower is required to repay the Term Loan with certain asset sale and insurance proceeds and certain debt proceeds.

Financial Covenants. The Company is required, on a consolidated basis, to maintain certain financial covenant ratios. On the last day of any period of four fiscal quarters ending on or after June 30, 2025, the Company must maintain a consolidated leverage ratio that does not exceed 3.50:1.00 (which ratio may be increased by 0.50:1.00 for each of the four fiscal quarters following certain acquisitions at the election of the US Borrower).

In addition, on the last day of any period of four fiscal quarters ending on or after June 30, 2025, the Company must maintain a consolidated fixed charge coverage ratio of not less than 1.25:1.00.

Other Covenants. The Credit Agreement contains restrictive covenants (in each case, subject to exclusions) that limit, among other things, the ability of the Company and its subsidiaries (including the Borrowers) to: (i) incur additional indebtedness; (ii) grant liens; (iii) make fundamental changes; (iv) sell assets; (v) make restricted payments; (vi) enter into sales and leasebacks; (vii) make investments; (viii) prepay certain indebtedness; (ix) enter into transactions with affiliates; and (x) enter into restrictive agreements.

The covenants are subject to various baskets and materiality thresholds, with certain of the baskets to the restrictions on the repayment of subordinated or unsecured indebtedness, restricted payments and investments being available only when the Company’s pro forma leverage ratios are less than a certain level.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default, including, among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under ERISA, judgment defaults, actual or asserted failure of any guaranty or security documents to be in full force and effect and change of control. If such an event of default occurs, the Agent will continue to be entitled to take various actions, including the termination of the commitment for the Revolving Credit Facility, the acceleration of amounts due under the Credit Agreement and all other actions that a secured creditor is permitted to take following a default.

The foregoing summary of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Second Amended and Restated Credit Agreement, dated as of July 24, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2025	THERMON GROUP HOLDINGS, INC.

	By:	/s/ Ryan Tarkington
Ryan Tarkington
Senior Vice President, General Counsel & Corporate Secretary